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                                                                   EXHIBIT 99.1


                              [ATHEROGENICS LOGO]


FOR IMMEDIATE RELEASE


AtheroGenics, Inc.           Media Inquiries                 Investor Relations
Mark Colonnese               Sara Floor                            Lilian Stern
Chief Financial Officer      Fleishman Hillard         Stern Investor Relations
678-336-2500                 404-739-0103                          212-362-1200


                 ATHEROGENICS ANNOUNCES ADOPTION OF SHAREHOLDER
                                  RIGHTS PLAN

ATLANTA, GA - November 9, 2001 - AtheroGenics, Inc. (Nasdaq: AGIX), an emerging pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced that its Board of Directors has adopted a Shareholder Rights Plan declaring a dividend distribution of one common stock purchase right on each outstanding share of its common stock.

The action taken by the Board of Directors is designed to protect the long-term value of shareholders' and employees investment in AtheroGenics, to assure that all shareholders receive fair and equal treatment in the event of any proposed takeover and to guard against partial tender offers, squeeze-outs, open market accumulations and other coercive tactics to gain control of AtheroGenics without paying all shareholders a fair control premium. The Company is not aware of any current attempt to acquire control of AtheroGenics.

Until the rights become exercisable, the rights will trade automatically with the common stock of AtheroGenics and separate rights certificates will not be issued. Pursuant to the rights plan, each right consists of an initial right and subsequent rights. Initial rights will be exercisable only if a person or group acquires 15% or more of AtheroGenics' common stock, whether through open market or private purchases or consummation of a tender or exchange offer. Any shareholders who currently own in excess of 15% of AtheroGenics' common stock will be permitted to acquire up to an aggregate of 20% of AtheroGenics' outstanding common stock without triggering the rights plan. If, following the exercise of initial rights, a person or group again acquires 15% or more of AtheroGenics' common stock, or a person or group who had previously acquired 15% or more of AtheroGenics' common stock acquires an additional 10% or more of the common stock, then subsequent rights become exercisable. Each right will initially entitle shareholders to buy eight shares of common stock at an exercise price equal to 20% of the then current market value of the common stock, calculated and adjusted according to the terms of the rights plan. The number of shares that can be purchased upon exercise will increase as the number of shares held by a bidder increases.


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AtheroGenics Announces Adoption of Shareholder Rights Plan
November 9, 2001
Page 2


If AtheroGenics is acquired in a merger or other business combination, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of the acquiring company's shares equal in value to those obtainable if the rights were exercisable in AtheroGenics' stock.

The rights are intended to enable all shareholders to realize the long-term value of their investment in AtheroGenics. They will not prevent a takeover, but should encourage anyone seeking to acquire AtheroGenics to negotiate with the Board prior to attempting a takeover. The Board may redeem the rights for $.0001 per right prior to the date they become exercisable, subject to extension under certain circumstances.

The distribution of rights will be made on November 9, 2001, payable to shareholders of record on November 19, 2001. The rights will expire on November 18, 2011. The rights distribution is not taxable to shareholders.

ABOUT ATHEROGENICS

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases such as heart disease (atherosclerosis), rheumatoid arthritis and asthma. For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, research, development and commercialization of our product candidates and anticipated trends in our business, and other risks that could cause actual results to differ materially. These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including the Company's registration statement on Form S-3, Registration No. 333-64228, filed with the SEC, and including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2000, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, all of which are incorporated by reference into this press release. These documents may also be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the SEC's web site (http://www.sec.gov).